As filed with the Securities and Exchange Commission on February 1, 2005.
                                                   Registration No. 333-
===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 Air France-KLM
             (Exact Name of Registrant as Specified in its Charter)


               France                                 Not Applicable
 (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                         2, rue Robert Esnault-Pelterie
                              75007 Paris, France
                     (Address Principal Executive Offices)


  AIR FRANCE INTERNATIONAL EMPLOYEE OFFERING (U.S. EMPLOYEES)-AEROMIXT 2 PLAN
                            (Full Title of the Plan)


                                   Air France
                            Attn: Marie-Joseph Male
                              125 West 55th Street
                            New York, New York 10019
                    (Name and Address of Agent for Service)


                                 (212) 830-4000
         (Telephone Number, including Area Code, of Agent for Service)


                                   Copies to:
     Pierre Servan-Schreiber, Esq.
           Adrian J. Deitz, Esq.                       Jean-Marc Bardy
Skadden, Arps, Slate, Meagher & Flom LLP                Air France-KLM
    68, rue de Faubourg Saint-Honore            2, rue Robert Esnault-Pelterie
              75008 Paris                                 75007 Paris
                France                                       France
          +33 1 55 27 11 00                           +33 1 41 56 78 00

                          ___________________________


                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                           Proposed maximum   Proposed maximum      Amount of
                 Title of each class of                   Amount to be     offering price        aggregate       registration
              securities to be registered(1)(2)           registered(3)     per security(4)   offering price(4)        fee
-------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value (euro)8.50 per share......     500,000          $14.93          $7,465,000           $878.63
-------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover an indeterminate number of additional Ordinary Shares of Air France-KLM which become issuable under the AIR FRANCE INTERNATIONAL EMPLOYEE OFFERING (U.S. EMPLOYEES)-AEROMIXT 2 PLAN (the "Aeromixt 2 Plan") by reason of any distribution of free Ordinary Shares to holders of Ordinary Shares purchased pursuant to the Aeromixt 2 Plan after three years or other transactions involving variations of the share capital of Air France-KLM in each case in accordance with Rule 416.
(2) American Depositary Shares ("ADSs") issuable upon deposit of the Ordinary Shares have been registered under a separate Registration Statement on Form F-6 (File No. 333-114197) on April 5, 2004, as amended. Each ADS represents one (1) Ordinary Share.
(3) This represents the maximum aggregate projected amount of Ordinary Shares deliverable under the Aeromixt 2 Plan. Such Ordinary Shares shall comprise the Ordinary Shares represented by ADSs to be delivered pursuant to the Aeromixt 2 Plan.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the offering price in Euro of (euro)11.44, and converted at the noon buying rate of (euro)1.00 = $1.3049 on January 31, 2005.

    The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

         Not required to be filed with this Registration Statement. Pursuant to Rule 428(b)(1) under the Securities Act, Air France-KLM will provide to the respective participants in the Aeromixt 2 Plan the required information with respect to the Aeromixt 2 Plan.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be sent or given to the respective participants in the Aeromixt 2 Plan as specified by Rule 428(b)(1) under the Securities Act. These documents are not filed with the United States Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed and/or furnished by Air France-KLM (the "Registrant", formerly known as Air France) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

(a) The Annual Report on Form 20-F of the Registrant for the fiscal year ended March 31, 2004 (Commission File No. 001-32139).

(b) The Reports on Form 6-K furnished by the Registrant (whether under the names Air France-KLM or Air France) to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act on the following dates: May 11, 2004, June 8, 2004, June 17, 2004, July 7, 2004, August 6, 2004, August 13, 2004, August 19,
2004, September 2, 2004, September 7, 2004, October 7, 2004, November 8, 2004, November 15, 2004, November 24, 2004, November 26, 2004, December 7, 2004, December 28, 2004, January 7, 2005, January 12, 2005 and January 21, 2005.

(c) Description of the Registrant's Ordinary Shares, set forth under the caption "Additional Information" beginning on page 133 with the subtitle "General" and ending on immediately before the subtitle "Warrants" on page 144 of the Registrant's Annual Report on Form 20-F of the Registrant for the fiscal year ended March 31, 2004 (Commission File No. 001-32139).

         All documents subsequently filed and/or furnished by Air France and the Aeromixt 2 Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The French Commercial Code prohibits provisions of statuts that limit the liability of directors. However, if a director is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys' fees and costs, the company may reimburse those fees and costs pursuant to an indemnification arrangement with the director.

         Under French law, a company may purchase directors' and officers' insurance for all or part of its members of management. A French corporation is responsible to third parties for the consequences of the decisions of its board of directors. However, if those decisions qualify as mismanagement, the relevant member of the board of members may have to fully or partially indemnify the company. The Registrant has purchased insurance for all of its directors.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.


Exhibit                                                                              Incorporation by
Number         Description                                                           Reference to
-------        -----------                                                           ----------------

4.1            Articles of Incorporation of Air France - KLM              Form 20-F for the Fiscal Year Ended
                                                                          March 31, 2004

4.2            Form of ADS Deposit Agreement, by and among Air France     Form F-6, filed on April 5, 2004
               -KLM, Citibank, N.A., as Depositary, and the Holders and   (Registration # 333-114197)
               Beneficial Owners of American Depositary Shares issued
               thereunder

4.3            Air France International Employee Offering (U.S.           Filed herewith
               Employees)-Aeromixt 2 Plan

23.1           Consent of KPMG S.A, independent registered public         Filed herewith
               accounting firm

23.2           Consent of Deloitte & Associes (formerly Deloitte Touche   Filed herewith
               Tohmatsu), independent registered public accounting firm

24.1           Power of Attorney                                          Included on the signature pages to
                                                                          this Registration Statement


Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on February 1, 2005.

                                   AIR FRANCE-KLM


                                   By: /s/ Jean-Cyril Spinetta
                                       -----------------------------------------
                                        Name:  Jean-Cyril Spinetta
                                        Title: Chairman and Chief Executive
                                               Officer

         Each person whose signature appears below hereby constitutes and appoints Jean-Cyril Spinetta and Philippe Calavia, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 1, 2005:


Name                                        Title
----                                        -----


/s/ Jean-Cyril Spinetta                     Chairman and Chief Executive Officer
-----------------------------------
Jean-Cyril Spinetta


/s/ Philippe Calavia                      Acting Chief Financial Officer
-----------------------------------
Philippe Calavia


/s/ Michel Cascarino                      Acting Principal Accounting Officer
-----------------------------------
Michel Cascarino


/s/ Patricia Barbizet                     Member of the board of directors
-----------------------------------
Patricia Barbizet


/s/ Giancarlo Cimoli                      Member of the board of directors
-----------------------------------
Giancarlo Cimoli


/s/ Jean-Francois Dehecq                  Member of the board of directors
-----------------------------------
Jean-Francois Dehecq


/s/ Pierre-Mathieu Duhamel                Member of the board of directors
-----------------------------------
Pierre-Mathieu Duhamel


/s/ Willem F. Duisenberg                  Member of the board of directors
-----------------------------------
Willem F. Duisenberg


/s/ Jean-Marc Espalioux                   Member of the board of directors
-----------------------------------
Jean-Marc Espalioux


/s/ Jean-Louis Girodolle                  Member of the board of directors
-----------------------------------
Jean-Louis Girodolle


/s/ Pierre-Henri Gourgeon                 Member of the board of directors
-----------------------------------
Pierre-Henri Gourgeon


/s/ Claude Gressier                       Member of the board of directors
-----------------------------------
Claude Gressier


/s/ Christian Magne                       Member of the board of directors
-----------------------------------
Christian Magne


/s/ Floris A. Maljers                     Member of the board of directors
-----------------------------------
Floris A. Maljers


                                          Member of the board of directors
-----------------------------------
Christian Paris


/s/ Pierre Richard                        Member of the board of directors
-----------------------------------
Pierre Richard

                                          Member of the board of directors
-----------------------------------
Cornelis J.A. van Lede


/s/ Leo M. van Wijk                       Member of the board of directors
-----------------------------------
Leo M. van Wijk


/s/ Marie-Joseph Male                     Authorized representative in the
-----------------------------------       United States
Marie-Joseph Male